Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Calvert Cash Reserves:

We consent to the use of our report dated November 29, 2012, with respect to the financial statements of the Calvert Cash Reserves Institutional Prime Fund, a series of Calvert Cash Reserves, as of September 30, 2012, incorporated herein by reference, and to the reference to our firm under the heading “Financial Statements and Experts” in the Form N-14 Registration Statement.

/s/ KPMG LLP

Philadelphia, Pennsylvania

July 18, 2013